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            THIS PROXY FORM IS SUBMITTED BY THE BOARD OF DIRECTORS

                        UNITED BANCORP OF KENTUCKY, INC.
                        250 West Main Street, Suite 3100
                           Lexington, Kentucky 40507

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                   -----------------------------------------
                (Please Mark, Sign, Date and Return Immediately)


        KNOW ALL MEN BY THESE PRESENTS, the undersigned shareholder of United Bancorp of Kentucky, Inc. ("UBK"), hereby appoints ____________ and __________ or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all of the UBK common stock series A and UBK common stock series AA held of record in my name at the close of business on ________ 1995, at the Special Meeting of UBK shareholders to be held at the main-office of UBK at 250 West Main Street, Suite 3100, Lexington, Kentucky, on _________, 1995, at _____ a.m. and at any adjournments of that meeting with all the powers the undersigned would possess if personal, as follows:


        1. MERGER. To approve the Agreement and Plan of Merger between UBK and National City Corporation ("NCC") dated January 12, 1995, providing for the merger of UBK with and into NCC, as described in the accompanying Notice and Prospectus and Proxy Statement and to authorize such further action by the Board of Directors and any of the executive or other proper officers of UBK as may be necessary or appropriate to carry out the objects, intents and purposes of the Agreement and Plan of Merger.



          FOR ______            AGAINST _______         ABSTAIN _______



        2. OTHER. To transact such other business related to the foregoing as may properly be brought before the Special Meeting or any adjournment thereof. (The Board of Directors does not know of any such other business.)

        Information regarding the matters to be acted upon at the Special Meeting is contained in the Prospectus and Proxy Statement accompanying this Proxy Form.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.


               (continued, and TO BE SIGNED, on the reverse side)

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        This Proxy Form is submitted by the Board of Directors and will be voted as specified and in accordance with the accompanying Prospectus and Proxy Statement. If no instruction is indicated, then the above-named proxies or either of them will vote the shares represented FOR approval of the Agreement and Plan of Merger and authorization of such further action as may be necessary or appropriate to carry out the objects, intents and purposes of the Plan of Merger, and IN ACCORDANCE WITH THEIR DISCRETION on any other business that may properly come before the meeting.

        IN WITNESS WHEREOF, I have hereunto set my hand this _________ day of _______________, 1995.

                                        ____________________________________
                                        Signature of shareholder

                                        ____________________________________
                                        Additional signature, if necessary


                                        When signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title.  If there is
                                        more than one trustee, all should sign.
                                        All joint owners should sign.





                Please mark, sign, date, and return this proxy promptly in the enclosed pre-addressed, stamped envelope.

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